Exhibit 2

HORIZON ENERGY DEVELOPMENT, INC.
INCOME STATEMENT
(Unaudited)

                                               Three Months Ended
                                               December 31, 2001
                                               ------------------

Operating Revenue:
  Operating Revenue                               $30,538,496
                                                  -----------

Operating Expenses:
  Fuel Used in Heat and Electric Generation        15,570,717
  Operation Expenses                                7,605,250
  Maintenance Expenses                                    695
  Property, Franchise & Other Taxes                   532,584
  Depreciation, Depletion & Amortization            2,792,463
                                                  -----------
Operating Expenses                                 26,501,709
                                                  -----------
Operating Income                                    4,036,787
                                                  -----------

Other Income                                          387,373
                                                  -----------

Interest Charges                                    2,237,661
                                                  -----------

Income Before Income Taxes                          2,186,499
                                                  -----------

Income Taxes - Current                               (841,428)
Income Taxes - Deferred                             1,412,367
                                                  -----------
                                                      570,939
                                                  -----------

Minority Interest in Foreign Subsidiaries            (622,791)
                                                  -----------

Net Income                                           $992,769
                                                  ===========